Personal Annuity
                                ----------------
                                     SELECT
                                ----------------

                                   Application

                   for a Personal Annuity Select(TM) Contract

                            Included in this packet:

                            o Your Application

                            o Exchange of Annuity
                              Contracts Form

                            o Electronic Funds Transfer
                              Authorization Form

                                [TIAA-CREF LOGO]

   TIAA-CREF Life Insurance Company issues Personal Annuity Select contracts.

        Instructions: Application for a Personal Annuity Select Contract

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1. Annuitant
   Information

      The Annuitant is the person on whose life the amount and duration of the Contract's Income Benefits are based. Once the Contract is issued, the Annuitant may not be changed. Personal Annuity Select Contracts may be issued before age 88.

      Only the Owner may exercise the rights given by the Contract. The Owner of the Contract may be a person different from the Annuitant. If the Annuitant is not the Owner, please complete Section 2 of this application.

      Please complete all information.

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2. Owner
   Information

      Please complete this section only if the Annuitant is not the Owner. The Owner may exercise every right given by the Contract without the consent of any other person, including receiving the Income Benefits, naming the Beneficiary, and surrendering the Contract for cash. A change of ownership may cause tax to become due.

      A trust may be named as the Owner if it acts as an agent for a natural person. If the trust is the Owner, the Trust may not exercise any of our electronic transactions (i.e., Inter/ACT and Automated Telephone Service). All transactions by the Trust must be in writing. Enter the trust's name in the "Owner" section. Enter the tax ID number in the Social Security space and enter the trustee's address in the permanent residence space. A copy of the trust agreement must be included with this application. Foreign trusts cannot own this Contract.

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3. Other
   Contracts

      If the annuity being applied for will replace an existing life insurance or annuity contract, please indicate the company and policy number. If you are transferring funds from another company's annuity, please call us toll free at 1 800 223-1200; we'll be happy to help you. The transfer may be subject to income tax if you do not comply with IRS requirements. You should also contact the other insurance company for information regarding transferring funds from your annuity.

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4. Annuity
   Starting Date

      The Annuity Starting Date is the date you plan to begin receiving Income Benefits. This date may not be earlier than 14 months after the Annuity Contract issue date, and it may not be later than the first day of the month of the Annuitant's 90th birthday. Benefits are payable on the first day of the month. You may change this date any time before Income Benefit payments begin.

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5. Designation
   of Beneficiary

      If the Annuitant dies before Income Benefit payments begin, the Death Benefit will be paid to you (the Owner). If you (the Owner) die before Income Benefit payments begin, the Death Benefit will be paid to the Beneficiary(ies) you have named. For example, a married person with children might name a spouse as Primary Beneficiary and the children as Contingent Beneficiaries. If the Primary Beneficiary is the Owner's spouse, the spouse may elect to become the successor Owner and continue the Contract. If no Primary Beneficiary is alive at the time of your death, the Death Benefit will be paid to the Contingent Beneficiary(ies) you have named. If no Contingent Beneficiary is alive, or you have not named a Beneficiary, the Death Benefit will be paid to your estate. Unless you tell us otherwise, "children" means your offspring from all of your marriages and any persons you have legally adopted.

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6. Initial
   Premium

      Your first premium must be at least $250, or $25 using Electronic Funds Transfer (EFT) service. Premium allocations must be in whole percentages and total 100 percent. Please make your check payable to TIAA-CREF Life Insurance Company.

      Future premiums must be at least $25 and will be allocated between the fixed and variable accounts in the same proportion (to the nearest whole number percentages) as your initial premium. You can remit additional premiums and change your allocation percentages at any time.

      (Please refer to the back of the application for specific premium allocation instructions.)

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If you would like assistance in completing this application, or if you have questions about naming the Annuitant, Owner, or Beneficiaries, please call us toll free at 1 800 223-1200, weekdays between 8:00 a.m. and 11:00 p.m., Eastern Time.

[TIAA-CREF LOGO] TIAA-CREF Life Insurance Company
                 730 Third Avenue                  Exchange of Annuity Contracts
                 New York, NY 10017-3206           Under IRC Section 1035

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Contract No: _________________________  Owner: _________________________________

Contract Enclosed |_| Contract Lost |_| Owner's SS or ID#: _____________________

Contract Issued by: __________________  Annuitant/Insured:

Address of Issuer: ___________________  ________________________________________

                   ___________________  Approximate Amount: ____________________

Telephone No. of Issuer: _______________                        (Minimum $250)

|_|   Please check if you are transferring an insurance contract.
      Please note: TIAA-CREF Life contracts cannot be owned by two people or have two annuitants.

1. I/We, the owner of the captioned contract, wish to exchange it for a Personal Annuity Select on the same life and having the same owner as the captioned contract, for which I/We have submitted an application to TIAA-CREF Life.

2. I/We hereby assign and transfer all right, title, and interest in the captioned contract to TIAA-CREF Life.

3. I/We intend this assignment to be part of an exchange of insurance policies under Internal Revenue Code Section 1035. The undersigned is aware that TIAA-CREF Life intends to surrender this contract for its cash value, (no portion of which shall be received actively or constructively by me) and to issue the new Personal Annuity Select in exchange therefor.

4. This form is being furnished to me for my convenience and at my request and TIAA-CREF Life assumes no liability or responsibility and makes no representations as to the validity or effectiveness of this exchange under
      Section 1035 or otherwise.

5. I/We represent and warrant that no person, firm, or corporation has an interest in the captioned contract except the undersigned, and that no proceedings of either a legal or equitable nature are pending which might affect the said contract.

6. I/We understand and agree that in the event the new Personal Annuity Select is returned under the "free look" provision, TIAA-CREF Life shall be discharged of all further liability to Me/Us in connection with this transaction. If the exchange of contracts is not completed within a reasonable time, TIAA-CREF Life will assign the contract back to the owner, unless TIAA-CREF Life has already submitted the contract for surrender, and in that event, the amount received by TIAA-CREF Life shall be paid over in full to Me/Us when received.

7. I/We represent that a photographic copy of this original assignment shall be as valid as the original.

8. We acknowledge that this assignment is not effective unless and until accepted by TIAA-CREF Life and such acceptance is recorded at the end of this form.

______________________________________  All other parties, if any, having an
       (Owner)           (Date)         interest in ownership of the captioned
                                        contract must sign. (e.g., all
                                        assignees, irrevocable beneficiaries,
                                        etc.)

                                        ________________________________________
                                              (Signature)       (Interest)

                                        ________________________________________
                                              (Signature)       (Interest)

                                        ________________________________________
                                              (Signature)       (Interest)

TIAA-CREF Life hereby accepts the Assignment of the above-referenced contract on this ____ day of ________, 20__.

By: ______________________________      Title: _________________________________

                   Teachers Personal Investors Services, Inc.

                                                                       2000Q.EXC

                                  Free Service
                         Electronic Funds Transfer (EFT)

  The easy, convenient way to add premiums to your Personal Annuity Select.(TM)

IT'S EASY.

With this convenient service, you can open a Personal Annuity Select contract for as little as $25. From then on, you can add to your annuity whenever you wish, as long as your contributions are at least $25 each. It's easy; just send us a check for the initial payment.

SAVE TIME.

You'll save time when you use EFT -- no checks to write, nothing to mail.

SAVE ON COSTS.

You'll save on costs when you use EFT -- no check fees, no stamps. Plus, this service is free of charge.

IT'S AUTOMATIC.

After we receive your completed Authorization Form, your request will be processed within two weeks. Then on each date you've designated, the funds you've indicated will be automatically deducted from your checking or savings account and electronically transferred to your Personal Annuity Select contract.

IT'S CONVENIENT.

If you have chosen a variable account, using EFT to add premiums to your annuity contract may allow you to take advantage of dollar cost averaging. With this investment strategy, you add premiums at fixed intervals regardless of fluctuations in price.

In a fluctuating stock market, dollar cost averaging means that with the same amount of money you'll be able to purchase more shares when prices are low and fewer shares when prices are high. Over time, this strategy should make your investment dollars go further by reducing the average amount you'll pay per share. (Dollar cost averaging does not assure a profit, nor does it protect against a loss in declining markets.)

SIGN UP TODAY! IT'S SIMPLE.

To begin using our free Electronic Funds Transfer service:

1.    Complete the attached Authorization Form below.

2. Attach a voided check or savings deposit slip for the account from which you want your funds transferred.

3.    Mail both to TIAA-CREF Life in the enclosed return envelope.

   TIAA-CREF Life Insurance Company issues Personal Annuity Select contracts.

Detach here
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     Authorization for Personal Annuity Select(TM) Electronic Funds Transfer

|_|Yes, I direct TIAA-CREF Life to debit my bank account by means of electronic funds transfer for the Personal Annuity Select contract and amount indicated below. I understand I must notify TIAA-CREF Life if I wish to cancel this service.

Name ___________________________________________________________________________

Address ________________________________________________________________________

City ___________________________________________________________________________

State ___________________________________________    Zip _______________________

Signature

X _______________________________________________    Date ______________________

RETURN THIS FORM WITH YOUR INITIAL PAYMENT AND VOIDED CHECK OR SAVINGS DEPOSIT SLIP IN THE ENCLOSED RETURN ENVELOPE.

Policy # ________________________________________    Amount $ __________________

Frequency:* |_| Twice a month (1st & 15th)  |_| Once a month (1st or 15th)
            |_| Quarterly (1st of each quarter)

Name of Bank ___________________________________________________________________

Address of Bank ________________________________________________________________

Telephone Number of Bank _______________________________________________________

Type of Account |_| Checking |_| Savings

Account # ______________________________________________________________________

Bank Transit No.** _____________________________________________________________

* If the 1st or the 15th fall on a nonbusiness day, the amount will be deducted on the next available business day.
** Refer to the bottom of your personalized check for the 9-digit number, or enclose your savings deposit slip.

                                                                       2000Q.EFT

                                   Questions?

Our Planning and Service Center is open Monday through Friday between 8:00 a.m. and 11:00 p.m., Eastern Time. Please call toll free if you have questions or would like assistance: 1 800 223-1200.

PLEASE NOTE: If you currently use Payroll Deduction for your personal annuity, please call 1 800 223-1200 for more information before completing and mailing your Authorization.

For more complete information About the variable investment choices of TIAA-CREF Life's Personal Annuity Select, including charges and expenses, please call toll free 1 800 223-1200 for prospectuses. Please read the prospectuses carefully before you invest or send money.

The variable portion of the Personal Annuity Select contract is distributed by Teachers Personal Investors Services, Inc., an indirect, wholly owned subsidiary of Teachers Insurance and Annuity Association.

[TIAA-CREF LOGO] 730 Third Avenue
                 New York, NY 10017-3206

A10246  [RECYCLED LOGO] printed on recycled paper  (C) 2000 TIAA-CREF  2000Q.EFT

[TIAA-CREF LOGO] TIAA-CREF Life Insurance Company
                 730 Third Avenue
                 New York, NY 10017-3206

Application for a
Personal Annuity Select Contract
Please print in INK and provide all information requested.                     N

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1. Annuitant
   Information

Annuitant's Full Name (Mr./Mrs./Ms./Dr.) _______________________________________

Soc. Sec. # __________________________  Date of Birth __/__/__  Sex: |_| M |_| F

Daytime Telephone ____________________  Evening Telephone ______________________

Permanent Residence ____________________________________________________________

___________________________________________ State ______________ Zip ___________

Are you or your spouse currently or formerly employed by:

|_| College, university or other nonprofit education or research institution
    |_| K-12 |_| Other

Occupation _____________________________________________________________________

Name and Address of Employer ___________________________________________________

Are you a member of a professional association? |_| Yes |_| No

If yes, please indicate association's name _____________________________________

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2. Owner
   Information
   (Complete only if
   the Annuitant is not
   the Owner.)

Owner's Full Name (Mr./Mrs./Ms./Dr.) ___________________________________________

Soc. Sec. # __________________________  Date of Birth __/__/__  Sex: |_| M |_| F

Daytime Telephone ____________________  Evening Telephone ______________________

Permanent Residence ____________________________________________________________

___________________________________________ State ______________ Zip ___________

Are you or your spouse currently or formerly employed by:

|_| College, university or other nonprofit education or research institution
    |_| K-12 |_| Other

Occupation _____________________________________________________________________

Name and Address of Employer ___________________________________________________

Are you a member of a professional association? |_| Yes |_| No

If yes, please indicate association's name _____________________________________

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3. Other
   Contracts

Will this contract replace or change a life insurance or annuity contract with another company?
|_| Yes

If yes, Company ______________________  Contract Number ________________________

                |_| Life Insurance Policy OR |_| Annuity Contract

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4. Annuity Starting
   Date

First day of (the Month) ____ (in Year) ____, OR at the Annuitant's age ____

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5. Designation
   of Beneficiary

Name and Address of                     Relationship to     Date of Birth    Social Security #
Primary Beneficiary(ies) (Class I)      Owner

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
Name and Address of                     Relationship to     Date of Birth    Social Security #
Contingent Beneficiary(ies) (Class II)  Owner

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

The right to change beneficiaries is reserved to me unless TIAA-CREF Life is notified otherwise. Note: If no primary beneficiary (Class I) is living at time of insured's death, benefits are payable to the contingent beneficiary (Class
II). If a class includes more than one person, the benefits are divided equally among the living beneficiaries of the class.
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            Please remember to complete the reverse side, as well as
                         sign and date the application.


1291.1.APP.03C                                                          Ed 10-99

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For residents of GA, ID, LA, MA, MI, MO, NE, NC, NJ, NV, OK, RI, SC, TX, UT, WA,
                 or WV, please read the following information:

If you live in one of these states, the amount you may allocate to the variable accounts is limited to $10,000 during the initial cancellation (free-look) period. If you allocate more than $10,000 to the variable accounts, your Application is considered incomplete. We will attempt to contact you to ascertain whether you would like us to return the amount in excess of $10,000 or otherwise allocate it to the Fixed Account. If we have not received alternative instructions from you within five business days of receiving your incomplete application, we will return your initial premium.

Here is an example of how to determine the maximum percentage of your initial premium you may allocate to the variable accounts. Assume your initial premium is $15,000. $10,000 divided by $15,000 gives you 66.67%. Thus, 66% is the maximum whole number percentage you may allocate to the variable accounts. To allocate the maximum percentage of your initial premium to the variable accounts, you would specify that 66% be allocated among the variable accounts and 34% to the Fixed Account.

Here is how your initial premium might be allocated:

Fixed: $15,000 x .34 = $5,100           Growth & Income: $15,000 x .33 = $4,950
Stock Index: $15,000 x .33 = $4,950

            (Total allocation to all the variable accounts cannot be
                           more than a total of 66%.)

After the cancellation period expires, you may transfer any amount or allocate any percentage of future premiums to the variable accounts.

================================================================================

[GRAPHIC OMITTED]

6. Initial Premium. Please indicate your initial premium submitted with this application: $_________________. Please allocate your premium, in whole percentages, to either the fixed and/or the variable accounts.

               Stock          Growth          Growth            International   Social Choice
Fixed:______%  Index:______%  Equity:______%  & Income:______%  Equity:______%  Equity:______%

Every Contract has an initial cancellation (free-look) period (between 10 and 45 days). If you live in one of the states listed above, the cancellation period will be the minimum allowed by state law (between 10 and 31 days), and we will refund your premium if you cancel the Contract before the end of the cancellation period. If you live in any other state (or D.C.), we will refund the value of your Contract as of the day of cancellation, which is the day you mail or deliver your request to us for cancellation.

                              IMPORTANT INFORMATION

The annuity applied for will not take effect unless and until, during the lifetimes of the proposed Annuitant and Owner, TIAA-CREF Life has received the initial premium and has approved this Application. If the Annuitant is not the Owner, the Annuitant consents to this Application for an annuity based on his or her life. The Owner (not the Annuitant) controls the Contract. Subject to any transfer or assignment of rights, the Owner may exercise every right given by the Contract without the consent of any other person. This Contract has no provision for loans. Accumulations in the variable accounts vary in that principal and returns may increase or decrease, depending on investment results. Investment results in the variable accounts are not guaranteed.

I have received a current prospectus for the variable component of the Personal Annuity Select Contract and a current prospectus for the TIAA-CREF Life Funds, and have read and understand all provisions of this application.

For your protection, some states require a warning against fraud to appear on this form. These states, including Arkansas, Colorado, District of Columbia, Florida, Kentucky, Louisiana, Maine, New Jersey, New Mexico, Ohio, and Pennsylvania, require a warning substantially similar to the following warning.

People who file applications for insurance or statements of claim commit a fraudulent insurance act if they:

      o knowingly do so with intent to injure, defraud, or deceive any insurance company or another person; and/or

      o knowingly include in their application or statement of claim any materially false or misleading information; and/or

      o knowingly conceal information for the purpose of misleading concerning any fact material to the application or claim.

A fraudulent insurance act is a crime, and penalties may include imprisonment, fines, denial of insurance, and civil damages.

Colorado residents, please note: Any insurance company or any agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or to a claimant for the purpose of defrauding or attempting to defraud the policyholder or the claimant with regard to a settlement or award payable from the insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

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Under penalties of perjury, I certify that the taxpayer identification number shown on this form is my correct social security number, and I am not subject to backup withholding because I am exempt from backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than certifications required to avoid backup withholding.
================================================================================

[GRAPHIC OMITTED]

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Signature of Annuitant                               Date

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Signature of Owner (if other than the Annuitant)     Date

If you would like to receive the Statements of Additional Information, which supplement the prospectuses for the variable component of the Personal Annuity Select Contract and the TIAA-CREF Life Funds, check here: |_|

The variable component of the Personal Annuity Select Contract and the TIAA-CREF Life Funds are distributed by Teachers Personal Investors Services, Inc.

                                                                       2000Q.XFA
(C) 1999 TIAA-CREF Life Insurance Company                                  TIPIA